Exhibit 99.1

       PLX Technology, Inc. Reports First-Quarter 2004 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 15, 2004--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the first quarter ended March 31, 2004.
    For the first quarter, PLX reported net revenues of $11.6 million, a 10 percent increase from the $10.6 million reported for the fourth quarter of 2003 and a 37 percent increase from the $8.5 million reported for the first quarter of 2003.
    Net income under U.S. generally accepted accounting principles
(GAAP), which included the effect of acquisition-related costs, was $0.3 million, or $0.01 per share (diluted), for the first quarter of 2004. This compared with a net loss under GAAP of $0.8 million, or a loss of $0.04 per share (diluted), for the prior-year and net income under GAAP of $0.3 million, or $0.01 per share (diluted), for the prior quarter.
    Pro forma net income for the first quarter of 2004, which excluded the effect of acquisition-related costs, was $0.6 million, or $0.02 per share (diluted). This compared with pro forma net loss of $0.2 million, or a loss of $0.01 per share (diluted), for the prior year and pro forma net income of $0.6 million, or $0.03 per share (diluted), for the prior quarter. A reconciliation between net income
(loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    The company's gross margin for the first quarter was 72 percent. As a result of the sale of previously written-down inventory, PLX recorded a benefit of approximately $0.1 million, which accounted for approximately one percentage point, for the first quarter.
    Operating expenses for the first quarter of 2004 were $7.7 million, compared to $7.2 million in the prior quarter. The increase was primarily due to mask fabrication, prototyping and other external engineering expenses associated with the development of PCI Express and PCI bridge products.
    At March 31, 2004, cash, cash equivalents and total investments increased to $25.1 million from $23.1 million at year-end 2003.
    "In the first quarter we were encouraged by continued improvements in financial performance, as well as progress in long-term growth initiatives," said Mike Salameh, president and CEO of PLX Technology. "We started sampling two new PCI-to-PCI bridge chips and continued growing revenues for this product line. We performed successful interoperability testing and development of our planned PCI Express products in preparation for announcement and sampling.
    "Also in the first quarter, we signed a definitive agreement to acquire NetChip Technology, a leading supplier of silicon based on the Universal Serial Bus (USB) standard, adding another interconnect silicon growth dimension to our business. We expect to close the NetChip acquisition late in the second quarter, pending the necessary vote of PLX stockholders and other customary closing conditions. We expect the transaction to be accretive to PLX's earnings, excluding the effect of acquisition-related costs.
    "We estimate second-quarter revenues to be between $12 million and $13 million. We project a wide range because our turns business has been variable and unpredictable. We expect gross margins to be between 69 percent and 71 percent.
    "We anticipate that second-quarter operating expenses on a GAAP basis will be between $8.5 million and $9.0 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.3 million, we expect operating expenses to be between $8.2 million and $8.7 million. The expected increase in expenses is attributable primarily to mask charges and other engineering expenses related to anticipated tapeouts of PCI Express chips. In the third quarter, we expect tapeout-related expenses to decline, resulting in total pro forma operating expenses that are relatively consistent with those of the fourth and first quarters."
    PLX management plans to conduct a conference call today at 2:00 p.m. PST to discuss its first-quarter financial results, as well as its second-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at www.plxtech.com until April 22, 2004.
    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.
    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude acquisition-related charges, such as amortization of purchased intangible assets and deferred compensation. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons with prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which are provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage and embedded-control industries. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools, and partnerships. These innovative solutions are designed to enable customers to develop communications equipment with industry-leading performance, scalability and reliability. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI I/O Accelerator and HyperTransport Tunnel-to-Dual PCI-X devices are designed into a wide variety of embedded PCI communication systems, including switches, routers, line cards, media gateways, base stations, access multiplexors and remote access concentrators.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the company's estimated revenues, estimated expenses, estimated gross margins, and estimated ongoing acquisition-related costs for the second quarter of 2004, the expected broadening of the company's exposure to new customers and design opportunities, the strength of the PCI bridge products, the proposed acquisition of NetChip and its anticipated accretive impact on the company's earnings, and the company's expectations of future turns business. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the company's products, due to adverse economic conditions in general or those specifically affecting the company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company's customers, unexpected delays in closing the NetChip acquisition, unexpected expenses, and the political climate. Please refer to the documents filed by the company with the SEC from time to time, including, but not limited, to the Annual Report on Form 10-K for the year ended December 31, 2003 which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.



                         PLX TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                (in thousands, except per share amounts)

                                            Three Months Ended
                                     March 31    March 31  December 31
                                       2004        2003        2003
                                  ------------  ---------  ----------
Net revenues                          $11,642    $8,503      $10,592
Cost of revenues                        3,229     2,515       $2,988
                                  ------------ ---------  -----------
Gross margin                            8,413     5,988        7,604

Operating expenses:
  Research and development              4,057     3,713        3,626
  Selling, general and
   administrative                       3,678     3,058        3,562
  Amortization of purchased
   intangible assets                      297       133          297
                                  ------------ ---------  -----------
Total operating expenses                8,032     6,904        7,485

Income (loss) from operations             381      (916)         119
Interest income and other, net             68       108          219
                                  ------------ ---------  -----------

Income (loss) before provision for
 income taxes                             449      (808)         338
Provision for income taxes                172         8           13
                                  ------------ ---------  -----------

Net income (loss)                        $277     $(816)        $325
                                  ============ =========  ===========

Basic net income (loss) per share       $0.01    $(0.04)       $0.01
                                  ============ =========  ===========
Shares used to compute basic per
 share amounts                         23,876    21,135       23,833
                                  ============ =========  ===========
Diluted net income (loss) per
 share                                  $0.01    $(0.04)       $0.01
                                  ============ =========  ===========

Shares used to compute diluted per
 share amounts                         25,181    21,135       24,929
                                  ============ =========  ===========

                         PLX TECHNOLOGY, INC.
            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
         (Excluding Acquisition-Related Costs and Amortization
                         of Intangible Assets)
                              (Unaudited)
               (in thousands, except per share amounts)


                                       Three Months Ended
                               March 31       March 31    December 31
                                 2004          2003           2003
                           -------------   -----------   ------------
Net revenues                    $11,642        $8,503        $10,592
Cost of revenues                  3,229         2,515          2,988
                           -------------   -----------   ------------
Gross margin                      8,413         5,988          7,604

Operating expenses:
  Research and development        4,048         3,256          3,615
  Selling, general and
   administrative                 3,669         3,058          3,548
                           -------------   -----------   ------------
Total operating expenses          7,717         6,314          7,163

Income (loss) from
 operations                         696          (326)           441
Interest income and other,
 net                                 68           108            219
                           -------------   -----------   ------------

Income (loss) before
 provision for income taxes         764          (218)           660
Provision for income taxes          172             8             13
                           -------------   -----------   ------------
Net income (loss)                  $592         $(226)          $647
                           =============   ===========   ============

Basic net income (loss)
 per share                        $0.02        $(0.01)         $0.03
                           =============   ===========   ============
Shares used to compute
 basic per share amounts         23,876        21,135         23,833
                           =============   ===========   ============
Diluted net income (loss)
 per share                        $0.02        $(0.01)         $0.03
                           =============   ===========   ============
Shares used to compute
 diluted per share amounts       25,181        21,135         24,929
                           =============   ===========   ============

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)             $277         $(816)          $325
Amortization of deferred
 stock-based compensation            18           457             25
Amortization of purchased
 intangible assets                  297           133            297
                           -------------   -----------   ------------
Pro forma net income
 (loss)                            $592         $(226)          $647
                           =============   ===========   ============


                         PLX TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands)


                                    March 31           December 31
                                      2004                2003 (1)
                                ----------------   -------------------
                                    (unaudited)
ASSETS

Current assets:
  Cash and investments                  $25,129          $23,056
  Accounts receivable, net                6,042            4,998
  Inventories                             1,417            1,893
  Property and equipment, net            30,696           31,068
  Goodwill                               15,998           15,998
  Other intangible assets                 2,434            2,730
  Other assets                            2,103            2,060
                                ----------------   --------------
Total assets                            $83,819          $81,803
                                ================   ==============

LIABILITIES

Current liabilities:
  Accounts payable                       $2,678           $1,768
  Accrued compensation and
   benefits                               1,561            1,427
  Deferred revenues                       1,126              991
  Accrued commissions                       308              368
  Other accrued expenses                  1,551            1,228
                                ----------------   --------------
Total current liabilities                 7,224            5,782
                                ----------------   --------------

STOCKHOLDERS' EQUITY

  Common stock, par value                    24               24
  Additional paid-in capital             84,756           84,508
  Deferred compensation                     (26)             (44)
  Notes receivable for employee
   stock purchases                          (70)             (70)
  Accumulated other
   comprehensive income                     (18)             (49)
  Accumulated deficit                    (8,071)          (8,348)
                                ----------------   --------------
Total stockholders' equity               76,595           76,021
                                ----------------   --------------
Total liabilities and
 stockholders' equity                   $83,819          $81,803
                                ================   ==============

(1) Derived from audited financial statements

    CONTACT: PLX Technology, Inc.
             Rafael Torres, CFO, 408-774-9060
             rtorres@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com